Exhibit 10.4

DATED	8 NOVEMBER	2022

BY AND AMONG

REITAR LOGTECH HOLDINGS LIMITED

域塔物流科技控股有限公司

SMART WEALTHY INVESTMENT LIMITED

AND

INTEGRATED INTELLIGENCE INVESTMENT LIMITED

SHARE TRANSFER AGREEMENT

Suites 1902-09, 19th Floor

Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

+852.3551.8500

+852.3006.4346

THIS AGREEMENT is made on 8 November 2022 by and between:

(1)	REITAR LOGTECH HOLDINGS LIMITED 域塔物流科技控股有限公司 (Company Number: 394013), an exempted company incorporated under the laws of the Cayman Islands and having its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY 1-9009, Cayman Islands (the “Purchaser”);

(2)	SMART WEALTHY INTELLIGENCE LIMITED (Company Number: 2107179), a company limited by shares incorporated under the laws of the British Virgin Islands and having its registered office at Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (“BVI-A”); and

(3)	INTEGRATED INTELLIGENCE INVESTMENT LIMITED (Company Number: 2107180), a company limited by shares incorporated under the laws of the British Virgin Islands and having its registered office at Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (“BVI-B”).

(collectively, the “Parties” and each, a “Party”)

RECITALS:

(I)	As at the date hereof, each of BVI-A and BVI-B legally and beneficially owns 50% of the entire issued share capital of Reitar Logtech Engineering Limited (the “Sale Shares”), a company incorporated in the British Virgin Islands (“BVI-C”).

(II)	BVI-A and BVI-B intend to sell and transfer to the Purchaser, and the Purchaser intends to purchase from BVI-A and BVI-B, the Sale Shares in accordance with the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

“BVI-C”	has the meaning ascribed to it in Recital (I)
“Completion”	completion of the transactions contemplated under this Agreement as provided in Clause 4 below
“Completion Date”	the date of this Agreement or such later date as shall be agreed among the Parties hereto in writing
“Consideration Shares”	ordinary shares of the Purchaser of US$0.0001 par value each to be allotted and issued to BVI-A and BVI-B, respectively, in consideration of BVI-A and BVI-B selling and transferring the Sale Shares to the Purchaser
“Encumbrances”	any mortgage, assignment of receivables, debenture, lien, charge, pledge, security interest, title retention, right to acquire, options, restriction on transfer and any other encumbrance or condition whatsoever and any other arrangement having substantially the same or similar economic effect over or in respect of the relevant asset, security or right of the use thereof
“Hong Kong”	Hong Kong Special Administrative Region of the People’s Republic of China
“Insolvency Proceedings”	proceedings under, or actions taken in connection with, any applicable insolvency, reorganisation or similar laws in any jurisdiction, including but not limited to petitions presented or meetings convened for winding up or actions taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, special manager or any provisional liquidator (or their equivalent(s) in any jurisdiction)
“Sale Shares”	has the meaning ascribed to it in Recital (I)

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2.	AGREEMENT TO SELL AND PURCHASE

On and subject to the terms and conditions of this Agreement, BVI-A and BVI-B, as the legal and beneficial owners of the Sale Shares, shall sell and transfer to the Purchaser, and the Purchaser shall purchase from BVI-A and BVI-B, the Sale Shares, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter.

3.	CONSIDERATION

3.1	In consideration for BVI-A selling and transferring one hundred and one (101) ordinary shares of BVI-C to the Purchaser, the Purchaser agrees to allot and issue 4,999 Consideration Shares to BVI-A, free from any Encumbrances and together with all rights, benefits, and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter.

3.2	In consideration for BVI-B selling and transferring one hundred and one (101) ordinary shares of BVI-C to the Purchaser, the Purchaser agrees to allot and issue 4,999 Consideration Shares to BVI-B, free from any Encumbrances and together with all rights, benefits, and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter.

3.3	Subject to the terms and conditions of this Agreement, each of BVI-A and BVI-B agrees to subscribe for 4,999 Consideration Shares, free from any Encumbrances, in consideration for the sale of the Sale Shares, on the Completion Date.

4.	COMPLETION

4.1	Unless otherwise agreed, Completion shall take place on the Completion Date.

4.2	At Completion:

(a)	BVI-A and BVI-B shall deliver to the Purchaser:

(i)	a duly executed instrument of transfer by BVI-A with respect to one hundred and one (101) ordinary shares of BVI-C in favour of the Purchaser;

(ii)	a duly executed instrument of transfer by BVI-B with respect to one hundred and one (101) ordinary shares of BVI-C in favour of the Purchaser;

(iii)	a copy of the resolutions of the sole director of BVI-A approving the execution and performance of this Agreement;

(iv)	a copy of the resolutions of the sole director of BVI-B authorizing the execution and performance of this Agreement;

(v)	an application letter for 4,999 Consideration Shares from BVI-A to the Purchaser;

(vi)	an application letter for 4,999 Consideration Shares from BVI-B to the Purchaser; and

(vii)	a copy of the board resolutions of BVI-C approving:

(1)	the entry of the name of the Purchaser into the register of members of BVI-C;

(2)	the issue of new share certificates to the Purchaser with respect to the Sale Shares; and

(3)	the cancellation of share certificates previously issued to BVI-A and BVI-B with respect to the Sale Shares.

(viii)	original copies of the new share certificates issued by BVI-C to the Purchaser with respect to the Sale Shares

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(b)	the Purchaser shall deliver to BVI-A:

(i)	a copy of the board resolutions of the Purchaser approving:

(1)	the execution and performance of this Agreement;

(2)	the allotment and issue of 4,999 Consideration Shares to BVI-A; and

(3)	the entry of the name of BVI-A into the register of members of the Purchaser.

(c)	the Purchaser shall deliver to BVI-B:

(i)	a copy of the board resolutions of the Purchaser approving:

(1)	the execution and performance of this Agreement;

(2)	the allotment and issue of 4,999 Consideration Shares to BVI-B; and

(3)	the entry of the name of BVI-B into the register of members of the Purchaser.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	BVI-A hereby represents and warrants to each other Party:

(a)	it is duly incorporated and validly existing under the laws of the British Virgin Islands and has full power, authority and legal rights to own its assets and carry on its business;

(b)	it has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder, and this Agreement will constitute valid and legally binding obligations on it;

(c)	the execution, delivery and performance of this Agreement by it will not:

(i)	result in any breach of any provision of its constitutional documents or of any agreement or arrangement to which it is a party or by which it is bound; and

(ii)	result in a breach of any order, judgment or decree of, or undertaking to, any court, government or statutory authority, agency or regulatory body or its equivalent (including, without limitation, any relevant stock exchange or securities commission) to which it is bound.

(d)	the execution, delivery and performance of this Agreement by it does not require any material action, or consent or approval by, or any material filing with, any governmental body;

(e)	it is, and will be on the Completion Date, the legal and beneficial owner of one hundred and one (101) ordinary shares of BVI-C, and, on the Completion Date, is and will be legally and beneficially entitled to sell and transfer the full legal and beneficial ownership of the aforesaid ordinary shares of BVI-C in accordance with the terms of this Agreement, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter;

(f)	no person has the right, whether exercisable now or in the future and whether contingent or not, to call for the sale or transfer of the one hundred and one (101) ordinary shares of BVI-C held by BVI-A under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances and agreement or commitment to give or create any such Encumbrance on the aforesaid ordinary shares of BVI-C held by BVI-A;

(g)	BVI-C is duly incorporated and validly existing under the laws of the British Virgin Islands and has full power, authority, and legal rights to own its assets and carry on its business;

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(h)	BVI-C is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, is not unable to pay its debts as they fall due, and has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (if any) (or any group of them) would receive less than the amounts due to them, and there are no Insolvency Proceedings in respect of BVI-C and no events have occurred which would justify such Insolvency Proceedings being commenced; and

(i)	BVI-C is not engaged in any material litigation or arbitration proceedings, whether as plaintiff or defendant, and there are no proceedings, pending or threatened, either by or against BVI-C, nor are there any circumstances which are likely to give rise to any litigation or arbitration proceedings.

(collectively, “BVI-A’s Warranties”)

5.2	BVI-B hereby represents and warrants to each other Party:

(a)	it is duly incorporated and validly existing under the laws of the British Virgin Islands and has full power, authority and legal rights to own its assets and carry on its business;

(b)	it has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder, and this Agreement will constitute valid and legally binding obligations on it;

(c)	the execution, delivery and performance of this Agreement by it will not:

(i)	result in any breach of any provision of its constitutional documents or of any agreement or arrangement to which it is a party or by which it is bound; and

(ii)	result in a breach of any order, judgment or decree of, or undertaking to, any court, government or statutory authority, agency or regulatory body or its equivalent (including, without limitation, any relevant stock exchange or securities commission) to which it is bound.

(d)	the execution, delivery and performance of this Agreement by it does not require any material action, or consent or approval by, or any material filing with, any governmental body;

(e)	it is, and will be on the Completion Date, the legal and beneficial owner of one hundred and one (101) ordinary shares of BVI-C, and, on the Completion Date, is and will be legally and beneficially entitled to sell and transfer the full legal and beneficial ownership of the aforesaid ordinary shares of BVI-C in accordance with the terms of this Agreement, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter;

(f)	no person has the right, whether exercisable now or in the future and whether contingent or not, to call for the sale or transfer of the one hundred and one (101) ordinary shares of BVI-C held by BVI-B under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances and agreement or commitment to give or create any such Encumbrance on the aforesaid ordinary shares of BVI-C held by BVI-B;

(g)	BVI-C is duly incorporated and validly existing under the laws of the British Virgin Islands and has full power, authority, and legal rights to own its assets and carry on its business;

(h)	BVI-C is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, is not unable to pay its debts as they fall due, and has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (if any) (or any group of them) would receive less than the amounts due to them, and there are no Insolvency Proceedings in respect of BVI-C and no events have occurred which would justify such Insolvency Proceedings being commenced; and

(i)	BVI-C is not engaged in any material litigation or arbitration proceedings, whether as plaintiff or defendant, and there are no proceedings, pending or threatened, either by or against BVI-C, nor are there any circumstances which are likely to give rise to any litigation or arbitration proceedings.

(collectively, “BVI-B’s Warranties”)

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5.3	The Purchaser hereby represents and warrants each other Party:

(a)	the Purchaser is duly incorporated and validly existing under the laws of the Cayman Islands and has full power, authority and legal rights to own its assets and carry on its business;

(b)	the Purchaser has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder, and this Agreement will constitute valid and legally binding obligations on it;

(c)	the execution, delivery and performance of this Agreement by the Purchaser will not:

(i)	result in any breach of any provision of its constitutional documents or of any agreement or arrangement to which it is a party or by which it is bound; or

(ii)	result in a breach of any order, judgment or decree of, or undertaking to, any court, government or statutory authority, agency or regulatory body or its equivalent (including, without limitation, any relevant stock exchange or securities commission) to which it is bound; and

(d)	the execution, delivery and performance of this Agreement by the Purchaser does not require any material action, or consent or approval by, or any material filing with, any governmental body.

(collectively, the “Purchaser’s Warranties”)

5.4	BVI-A’s Warranties, BVI-B’s Warranties and the Purchaser’s Warranties are given at the date hereof and shall be deemed to be repeated immediately before and at Completion with reference to the facts and circumstances subsisting at that time.

5.5	Each Party acknowledges and accepts that they have entered into this Agreement in reliance upon BVI-A’s Warranties, BVI-B’s Warranties and/or the Purchaser’s Warranties (as the case may be).

5.6	Each of BVI-A’s Warranties, BVI-B’s Warranties and the Purchaser’s Warranties shall be separate and independent, and shall not be limited by reference to any other provision of this Agreement.

6.	NOTICES

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post addressed to the intended recipient thereof or by electronic mail at its address or electronic mail address set out below (or to such other address or electronic mail address as any Party may notify the other Parties from time to time):

The Purchaser

Address:	c/o Unit 801, 8/F, Tower 1, The Quayside, 77 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong
Email:	johnchan@reitar.io
Attention:	Mr. Kin Chung Chan

BVI-A

Address:	c/o Unit 1010-1012, 10/F., New Commerce Centre, 19 On Sum Street, Shatin, N.T., Hong Kong
Email:	cyyiu@kamui.hk
Attention:	Mr. Chun Yip Yiu

BVI-B

Address:	c/o Unit 1010-1012, 10/F., New Commerce Centre, 19 On Sum Street, Shatin, N.T., Hong Kong
Email:	philipchung@kamui.hk
Attention:	Mr. Hau Lim Chung

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7.	SURVIVAL OF AGREEMENT

This Agreement shall, insofar as the terms hereof remain to be performed or are capable of subsisting, remain and continue in full force and effect after and notwithstanding Completion except in respect of those matters already performed.

8.	COSTS AND EXPENSES

Each Party shall bear its own costs and expenses (including legal costs) incurred by it in connection with this Agreement and the transactions contemplated thereby.

9.	GOVERNING LAW AND JURISDICTION

9.1	This Agreement and all matters arising from or connected with it shall be governed by, and construed in accordance with, the laws of the British Virgin Islands.

9.2	Any and all disputes, controversies or conflicts arising from or in relation to this Agreement, including disputes on its validity, conclusion, binding effect, breach, amendment, expiration and termination, shall, as far as possible, be settled amicably by the Parties. If any such dispute is not settled amicably within the thirty (30) days as from the date any Party informs the other Parties that any dispute has arisen, the Parties agree to irrevocably submit to the non-exclusive jurisdiction of the courts of the British Virgin Islands.

10.	GENERAL

10.1	Entire Agreement

The terms and provisions contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof. This Agreement supersedes and terminates all previous undertakings, representations and agreements, both oral and written, between the Parties with respect to the subject matter hereof.

10.2	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each Party.

10.3	Partial Invalidity

The illegality, invalidity or unenforceability of any provision of this Agreement under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision.

10.4	Remedies and Waivers

(a)	Except where expressly provided to the contrary, the rights and remedies reserved to the Parties, or any of them under any provision of this Agreement or in any document to be executed pursuant hereto, shall be in addition and without prejudice to any other rights or remedies available to such Parties, whether under this Agreement or any such document by statute, common law or otherwise.

(b)	The failure by any Party at any time to exercise any right or to require performance by any other Party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it. The Completion shall not constitute a waiver by any of the Parties of their respective rights in relation to any breach of any provision of this Agreement whether or not known to it at the Completion Date.

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10.5	Time is of the Essence

Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

10.6	Further Assurance

The Parties shall do and execute, or procure to be done and executed, all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

10.7	Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so signed and delievered shall be deemed to be an original, and all of which shall together constitute one and the same instrument and shall be binding on the Parties as if they had executed this Agreement in a single document.

10.8	Rights and Obligations Several

Save as otherwise provided in this Agreement, the rights and obligations of each Party herein shall be several and the failure of a Party to perform its obligations under this Agreement shall not result in any other Party incurring any liability whatsoever or relieve any other Party from its obligations under this Agreement.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first before written.

SIGNED by Hau Lim Chung for and on behalf of REITAR LOGTECH HOLDINGS LIMITED 域塔物流科技控股有限公司 in the presence of:	) ) ) ) ) ) )	/s/ Hau Lim Chung /s/ Tam Fung Nin Arron Tam Fung Nin Arron

SIGNED by Chun Yip Yiu for and on behalf of SMART WEALTHY INVESTMENT LIMITED in the presence of:	) ) ) ) ) ) )	/s/ Chun Yip Yiu /s/ Tam Fung Nin Arron Tam Fung Nin Arron

SIGNED by Hau Lim Chung for and on behalf of INTEGRATED INTELLIGENCE INVESTMENT LIMITED in the presence of:	) ) ) ) ) ) )	/s/ Hau Lim Chung /s/ Tam Fung Nin Arron Tam Fung Nin Arron

[Signature page to the Share Transfer Agreement (Acquisition of BVI-C)]

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